UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2008

GTSI Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-19394	54-1248422
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 Stonecroft Boulevard Chantilly, Virginia	20151-1010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 502-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

(a) On September 15, 2008, the Audit Committee of the Board of Directors of GTSI Corp. (the “Company”), after discussion with the Company’s management, concluded that the financial statements of the Company included in its quarterly report on Form 10-Q for the quarter ended June 30, 2008, should no longer be relied upon because of an error in the unaudited consolidated statements of operations for the three and six months ended June 30, 2008.

On September 19, 2008, the Company issued a press release announcing that it would restate its financial statements included in its Form 10-Q for the quarter ended June 30, 2008 and concurrently with the filing of this Current Report on Form 8-K the Company included such restated financial statements in an amendment to its Form 10-Q for the quarter ended June 30, 2008.

The Company concluded that previously reported financial statement information required restatement to correct an error in the accounting for the cost of sales and the related impact on selling, general and administrative costs to record additional incentive compensation costs due to the change in loss before income taxes associated with the error. In May 2008, the Company launched a system upgrade to its Enterprise Management System (“GEMS”). During the upgrade process, many GEMS reports were altered, including the cost of sales data collected in the logic reporting database. Because of a series of change management control failures during the GEMS upgrade process, the validation process of the cost of sales feed to the logic reporting database was incomplete; resulting in lost data and an overstatement of cost of sales for the three months ended June 30, 2008. For the three and six months ended June 30, 2008, the deferred cost of sales on the balance sheet was understated and cost of sales in the statement of operations was overstated by $2.1 million. Incentive compensation costs increased by $0.5 million based on the revised loss before income taxes. An additional immaterial service revenue entry of $0.1 million was also recorded as part of the restatement to correct an error for the three months ended June 30, 2008.

The Audit Committee and management of the Company have discussed the matters referenced above, including the restatement of the Company’s unaudited consolidated financial statements included in the Company’s Form 10-Q for the quarter ended June 30, 2008, with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By: /s/ Peter Whitfield
       Peter Whitfield
       Interim Chief Financial Officer

Date: September 19, 2008